Exhibit 99.1

Insider Trading Policy

(As amended, as of April 19, 2013)

This Policy applies to all officers, directors and employees, (collectively “Employees”) of Diodes Incorporated (the “Company”).

I.	GENERAL

It is unlawful for an Employee or any related person to buy or sell securities of the Company while in possession of, or to engage in any other action to take advantage of, or to pass on to others, material, non-public information about the Company obtained in the course of employment. Sales that may be necessary for personal reasons, such as the need to raise money for an emergency, are no exception.

Material Information. Any information that a reasonable investor either:

•	Would consider important in a decision to buy, hold or sell the Company’s securities; or

•	Would consider to significantly affect the total mix of information available concerning the Company.

In short, any information (whether positive or negative) which could reasonably be expected to affect the price of the Company’s securities is “material.”

Common examples of material information are:

•	Earnings information;

•	Projections of future earnings or losses;

•	A proposed merger, acquisition, tender offer, joint venture or exchange offer;

•	A significant purchase or sale of assets or disposition or acquisition of a subsidiary or division;

•	Changes in management or control;

•	A significant change in sales or backlog of orders;

•	A stock buy-back;

•	Declaration of a dividend or a change in dividend policy;

•	Declaration of a stock split;

•	Public or private offering of additional securities, additional borrowings or credit facilities or other financing transactions;

•	Significant new products, services or lines of business;

•	A significant technological development;

•	Financial or liquidity problems;

•	A change in auditors or auditor notification that its audit report may not be relied upon;

•	Gain or loss of a substantial customer, supplier or contract;

•	Significant actions by a regulatory body; or

•	Major litigation.

This list is not exclusive. Other information may be material depending upon circumstances.

Non-Public Information. Information is public if it has been announced in such a manner as to provide broad, non-exclusionary public access. In general, only information which has been publicly disclosed through a filing with the Securities and Exchange Commission (the “SEC”) or a press release should be considered publicly disclosed.

Twenty-Twenty Hindsight. Securities transactions will be viewed after the fact with benefit of hindsight. Before engaging in any transaction an Employee should carefully consider how regulators and others might view transactions in hindsight.

Transactions by Family Members. Insider trading restrictions apply to immediate family members. Employees are responsible for compliance by their family and personal household.

Tipping Others. Employees must not pass inside information to others. The SEC has imposed penalties on tippers even though they did not profit from trading by persons tipped.

II.	OUR POLICY

No Employee shall disclose material, non-public information to anyone (including other employees of the Company), other than those who need to know such information in order for the Company to properly and effectively carry out its business, whether or not such disclosure was intended to influence a purchase or sale of securities.

No Employee shall effect or recommend or influence a transaction in a security of the Company (whether for his or her personal account, the account of the Company or the account of any other person) while in possession of material, non-public information relating to the Company.

If you are uncertain as to whether specific information is material or non-public or have any other question regarding this Policy, you should consult with the Chief Financial Officer of the Company.

This Policy does not prohibit exercise of stock options, but it does apply to the sale of the shares you receive upon exercise of the stock option.

If you obtain material, non-public information concerning another company, such as a customer or supplier of the Company, in the course of your employment, you must treat that information according to the same rules that apply to like information of the Company.

III.	BLACKOUT PERIODS

Each “Designated Employee” is subject to additional restrictions in engaging in transactions in securities of the Company. The term “Designated Employee” means each officer and director of the Company, each employee who routinely has access to material, non-public information concerning the Company (including, but not limited to, consolidated financial data) in the ordinary course of their employment and each other Employee expressly designated by the Board of Directors or the Chief Executive Officer from time to time.

No Designated Employee shall effect or recommend or influence a transaction in a security of the Company (regardless whether he or she has material, non-public information) during a “Blackout Period.”

“Blackout Periods” are:

•

Period starting on the first day of the third month, (March 1, June 1, September 1, December 1) in each calendar quarter and ending two business days after earnings for that quarter have been publicly released (trading can begin on the third day after announcement); and

•	Any other period of significant corporate activity designated from time to time by the Company.

This restriction is in addition to the other restrictions set forth in this Policy and applicable to Employees generally.

IV.	RULE 10b5-1 TRADING PLAN

Notwithstanding anything to the contrary contained in this Policy, an Employee or Designated Employee may effect transactions in a security of the Company pursuant to a plan which the Chief Financial Officer of the Company has determined meets the requirements of Rule 10b5-1(c) promulgated by the SEC.

V.	RSU/RSA LAPSE TRANSACTIONS

Notwithstanding anything to the contrary contained in this Policy, an Employee or Designated Employee may effect transactions in a security of the Company pursuant to a “sell-to-cover” transaction related to a Restricted Stock Unit (“RSU”) and/or Restricted Stock Award (“RSA”) as long as the transaction is an automatic transaction effected on the lapse date in order to cover tax withholding requirements.

VI.	DEFERRED COMPENSATION PLAN TRANSACTIONS

Notwithstanding anything to the contrary contained in this Policy, an Employee or Designated Employee may effect transactions in a security of the Company pursuant to their participation in the Company’s Deferred Compensation Plan related to a RSU and/or RSA as long as the transaction is a predetermined automatic transaction effected on the lapse date.

VII.	HEDGING POLICY

Hedging and monetization transactions allow a stockholder to lock in much of the value of his or her stockholdings, often in exchange for all or part of the potential upside appreciation in the stock. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. When an officer or director engages in such a transaction, he or she may no longer have the same objectives as the Company’s other stockholders. As a result, officers and directors of the Company are prohibited from engaging in any hedging or monetization transactions involving Company securities, including zero cost collars, forward sale contracts, and trading in options, puts, calls, or other derivative instruments related to the Company’s Common Stock.

VIII.	PLEDGING POLICY

Securities held in margin accounts may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, non-public information or otherwise is not permitted to trade in the Company’s securities, such transactions by officers and directors of the Company are prohibited. Acquiring the Company’s securities on margin is also prohibited.

IX.	CONSEQUENCES OF VIOLATING POLICY

Violations of this Policy will be grounds for discharge or other disciplinary action. The Company will cooperate fully with the SEC and other regulatory authorities in investigating possible violations of this Policy.

Under federal law, penalties for insider trading can be staggering:

For individuals who trade on inside information (or tip others), the SEC may bring an action for:

•	A civil penalty of up to three times the profit gained or loss avoided.

In addition, the United States Attorney may seek an indictment for securities fraud with:

•	Imprisonment for up to 25 years;

•	A substantial criminal fine of up to $5,000,000; or

•	Both.

For a company that fails to take appropriate steps to prevent illegal trading (as well as possibly any supervisory personnel who are involved and fail to take steps to prevent such trading or tipping), SEC may bring an action for:

•	A civil penalty of the greater of $1 million or three times the profit gained or loss avoided.

In addition, the United States Attorney may seek a criminal penalty from the company of:

•	Up to $25,000,000.

In addition:

•	An individual may be liable to other persons who purchased or sold securities in the amount of any profit gained or loss avoided; and

•	A federal court may enjoin the individual (temporarily or permanently) from serving as an officer or director of a public company; and

•	Disclosure of material information could damage the Company’s competitive position.